UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 12, 2006

HOLOGIC, INC.

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

0-18281	04-2902449
(Commission File Number)	(I.R.S. Employer Identification No.)

35 Crosby Street, Bedford, MA	01730
(Address of Principal Executive Offices)	(Zip Code)

(781) 999-7300

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM	5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

On December 12, 2006, the Compensation Committee of the Board of Directors of Hologic, Inc., a Delaware corporation (the “Company”), approved base salaries for its named executive officers effective January 1, 2007. The following table sets forth the base salaries for each of the named executive officers listed below.

Name and Principal Office	2007 Base Salary (effective January 1, 2007)

John W. Cumming Chairman of the Board, Chief Executive Officer and Director	$510,000

Jay A. Stein Chairman Emeritus, Chief Technical Officer and Director	$240,000

Robert A. Cascella President and Chief Operating Officer	$375,000

Glenn P. Muir Executive Vice President, Finance and Administration, Chief Financial Officer, Treasurer and Director	$310,000

John Pekarsky Senior Vice President, Sales and Strategic Accounts	$200,000

On December 12, 2006, the Compensation Committee also affirmed the continuation of the Company’s bonus program for fiscal 2007. Under the bonus program, incentive cash bonuses may be awarded annually to each of the named executive officers (other than Mr. John Pekarsky) of up to 150% of the executive officer’s base compensation subject to the discretion of the Compensation Committee. In lieu of participation in the bonus program, Mr. Pekarsky is eligible to receive a commission-based bonus based on sales levels of certain products and services and commissions rates applicable to such sales. The Compensation Committee also retains the discretion to award additional cash bonuses to reward extraordinary contributions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: December 14, 2006	HOLOGIC, INC.

	By:	/s/ Glenn P. Muir
Glenn P. Muir, Chief Financial Officer,
Executive Vice President, Finance and Treasurer